Exhibit 99.1

Antero Resources Announces Redemption of Outstanding 4.25% Convertible Senior Notes Due 2026

Denver, Colorado, March 11, 2024—Antero Resources Corporation (NYSE: AR) (“Antero Resources,” “Antero,” or the “Company”) today announced that it has called all of its outstanding 4.25% Convertible Senior Notes Due 2026 (the “Notes”) (CUSIP No. 03674X AM8) for redemption on Monday, April 1, 2024 (the “Redemption Date”).

The aggregate principal amount of the Notes being redeemed is $26,386,000. This is equal to the current aggregate principal amount of Notes outstanding. The redemption price will be equal to 100% of the principal amount of each Note called for redemption, plus accrued and unpaid interest on such Note to, but excluding, the Redemption Date for such Note (the "Redemption Price"). For each $1,000 principal amount of Notes, the Redemption Price is equal to $1,003.54.

To receive payment of the Redemption Price, any certificated Notes must be surrendered to Computershare Trust Company, National Associations, as successor trustee to Wells Fargo Bank, National Association, at 1505 Energy Park Drive, St. Paul, MN 55108, on or prior to the Redemption Date. Any Notes in book-entry form must be surrendered through the facilities of The Depository Trust Company in the usual manner to be paid the Redemption Price.

Notes called for redemption may be converted at any time before 5:00 p.m., New York City time, on Thursday, March 28, 2024 (or, if the Company fails to pay the Redemption Price due on the Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full) (the “Conversion Deadline”). The Company has elected to settle all conversions of Notes between now and the Conversion Deadline by delivering shares of common stock, par value $0.01 per share (“Common Stock”), and paying cash in lieu of fractional shares, as applicable, upon such conversion.

The sending of the notice of redemption is a make-whole fundamental change under the indenture governing the Notes (the “Indenture”), and therefore the current conversion rate is required to be adjusted for all conversions of Notes as set forth in the Indenture. However, based on the current trading price of the Company’s Common Stock, no additional shares will be added to the conversion rate. As of today, the conversion rate for all conversions of Notes after today and before the Conversion Deadline is 230.2026 shares of Common Stock per $1,000 principal amount of Notes. This conversion rate will remain subject to adjustment in accordance with the Indenture from time to time for certain events.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful. No representation is made as to the correctness or accuracy of the CUSIP number either as printed on the Notes or as contained in this press release.

Antero Resources is an independent natural gas and natural gas liquids company engaged in the acquisition, development and production of unconventional properties located in the Appalachian Basin in West Virginia and Ohio. In conjunction with its affiliate, Antero Midstream (NYSE: AM), Antero is one of the most integrated natural gas producers in the U.S. The Company’s website is located at www.anteroresources.com.

This release includes "forward-looking statements." Such forward-looking statements are subject to a number of risks and uncertainties, many of which are not under Antero Resources’ control. All statements, except for statements of historical fact, made in this release regarding activities, events or developments Antero Resources expects, believes or anticipates will or may occur in the future, such as those regarding the Redemption of the Notes, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements speak only as of the date of this release. Although Antero Resources believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Except as required by law, Antero Resources expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements.

Antero Resources cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Antero Resources’ control. These risks include, but are not limited to, the risks described under the heading "Item 1A. Risk Factors" in Antero Resources’ Annual Report on Form 10-K for the year ended December 31, 2023.

For more information, contact Daniel Katzenberg, Director - Finance and Investor Relations of Antero Resources at (303) 357-7219 or dkatzenberg@anteroresources.com.